UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

MICROVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34170	91-1600822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 936-6847

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 10, 2011, the Company issued the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into those filings of the Company that provide for the incorporation of all reports and documents filed by the Company under the Exchange Act.

Item 8.01. Other Events.

On November 10, 2011, MicroVision, Inc. (the “Company”) delivered to Azimuth Opportunity Ltd. (“Azimuth”) a notice of amendment to the common stock purchase agreement between the Company and Azimuth dated September 13, 2011 (the “Purchase Agreement”). The notice of amendment provides that the maximum dollar amount of common stock issuable under the Purchase Agreement (the “Aggregate Limit”) has been reduced. Subject to the terms of the Purchase Agreement, the Company may from time to time, in its sole discretion, reduce the Aggregate Limit by a specified dollar amount and, subsequently, the Company may then also increase the Aggregate Limit. In accordance with the terms of the Purchase Agreement, the amendment was automatically effective upon delivery of the notice.

The Company expects that the underwriting agreement relating to its proposed offering of common stock and warrants will require the termination of the Purchase Agreement as well as the termination of a similar common stock purchase agreement entered into with Azimuth on May 4, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	MicroVision, Inc. Press Release, dated November 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Thomas M. Walker
Thomas M. Walker
Vice President, General Counsel & Secretary

Date: November 10, 2011